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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.   20549

                        ____________________________

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) June 29, 1999
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                                                       (July 12, 1999)

                              ACTIVISION, INC.
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             (Exact Name of Registrant as Specified in Charter)


            Delaware                   0-12699               94-2606438
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  (State or Other Jurisdiction       (Commission            (IRS Employer
        of Incorporation)           File Number)         Identification No.)

        3100 Ocean Park Blvd., Santa Monica, CA                 90405
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       (Address of Principal Executive Offices)              (Zip Code)

      Registrant's telephone number, including area code (310) 255-2000
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        (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

     On June 29, 1999, Activision, Inc., a Delaware corporation ("Activision" or the "Company"), completed the acquisition of Elsinore Multimedia,Inc., a privately held company based in Hollywood, Florida ("Elsinore"). Elsinore is a software development company that produces products for the Windows platform and has designed Cabela's Big Game Hunter series for Head Games Publishing, Inc., a wholly owned subsidiary of Activision.

     The transaction was structured as a share exchange in which the Company issued 204,448 shares of its common stock, $.000001 par value (the "Common Stock"), for all of the outstanding capital stock of Elsinore. At the time of the closing of the transaction, the Common Stock issued by the Company had a market value of approximately $2.7 million. The transaction was effected on a tax free basis and will be accounted for using the purchase method of accounting.

     The shares of Common Stock were issued to the holders of Elsinore capital stock pursuant to an exemption from registration under the Securities Act of 1933, as amended. The Company is required to use its commercially reasonable efforts to file with the Securities and Exchange Commission by August 30, 1999, a registration statement covering such shares for resale by the holders thereof. A portion of the shares of Common Stock issued to the Elsinore stockholders are held in escrow subject to a warranty escrow agreement to satisfy potential warranty claims.


Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

     (c)  Exhibits.

          99.1 Press release issued by Activision dated July 9, 1999, announcing the acquisition of Elsinore Multimedia, Inc.


                                 SIGNATURES
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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 1999


                              ACTIVISION, INC.

                              By: /s/ Lawrence Goldberg
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                                Name:  Lawrence Goldberg
                                Title: Executive Vice President